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                                                                    EXHIBIT 23.1



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by
reference in the Form S-8 Registration Statement File No. 333-     of Wit
SoundView Group, Inc. (the "Registration Statement"), of our report dated January 23, 2001 relating to the consolidated financial statements of Wit SoundView Group, Inc. for the year ended December 31, 2000, which report is included in the annual report on Form 10-K of Wit SoundView Group, Inc., and to all references of our Firm included in this Registration Statement.

/s/ Arthur Andersen LLP

New York, New York
June 15, 2001